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                                                                    EXHIBIT 23.1

                        CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting part of the Registration Statement on Form S-4 or NationsBank Corporation of our report dated January 12, 1996, which appears on page 46 of the NationsBank Corporation's 1995 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Charlotte, North Carolina
April 1, 1996